UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2013

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

Section 1 of the Current Report on Form 8-K for an event dated March 15, 2013 (filed with the Securities Exchange Commission on March 21, 2013) incorrectly states the target level and actual amount of “Look-Back” restricted stock units granted. Fuel Tech, Inc. hereby amends Section 1 and restates the disclosure contained in the Form 8-K to read as follows:

Effective March 15, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) took the following actions:

1. Award of 2012 Look-Back RSUs: Pursuant to the terms of the Company’s 2012 Executive Performance RSU Award Agreement with each participating Executive Officer of the Company shown in the table below (“Participating Executive”), the Committee determined the actual number of “Look-Back” restricted stock units (“RSUs”) to be awarded to each Participating Executive.

The target level of Look-Back RSUs, and the actual amount of Look-Back RSUs granted are set forth in the table below.

Name and Title	Target Look-Back RSUs	Actual Look-Back RSUs Granted
Douglas G. Bailey President and Chief Executive Officer	17,100	13,680
Vincent J. Arnone Executive Vice President, Worldwide Operations	9,900	7,920
David S. Collins Chief Financial Officer and Treasurer	9,000	7,200
Robert E. Puissant Executive Vice President, Marketing and Sales	9,000	7,200

The terms of the 2012 Executive Performance RSU Award Agreement (the “2012 Agreement”) are described in the Company’s Proxy Statement on Schedule 14A for its 2012 Annual Meeting of Stockholders filed with the Securities Exchange Commission on April 11, 2012, and a copy of the form of the 2012 Agreement entered into between the Company and each of the Participating Executives is attached as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed with the Securities Exchange Commission on May 8, 2012. All RSU grants show above will be made pursuant to the terms of the 2012 Agreement. Such description and exhibit are incorporated by reference in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: April 16, 2013

	By:	/s/ David S. Collins
David S. Collins
Senior Vice President, Treasurer and Chief Financial Officer